Exhibit 99.1
For Immediate Release
---------------------

For Instinet:

Investor Relations:                                    Media Relations:
John Pitt                                              Silvia Davi
212 310 7481                                           212 310 7520
john.pitt@instinet.com                                 silvia.davi@instinet.com

For Island:

Media Relations:
Andrew Goldman
212 231 5047
andrew@island.com


                     ISLAND ECN ANNOUNCES MANAGEMENT CHANGE

New York, October 3, 2002 - Instinet Group Incorporated (Nasdaq: INET) announced that Matthew Andresen, President and Chief Executive Officer of its Island ECN subsidiary, will be leaving Island today to accept a new job at another company. Island's Chief Technology Officer, Will Sterling, will now serve as President as well as CTO of Island ECN.

"Matt has done an exceptional job over the past four years of building Island into one of the largest electronic marketplaces. We know Matt will continue to achieve great things," said Ed Nicoll, Chief Executive Officer of Instinet. "Moving ahead, I cannot think of a stronger leader to take over as President of Island than someone with Will's talents and skills. Will brings a unique mix of technological expertise, market structure insight, and a proven track record of running one of the most efficient technology operations in the industry," said Mr. Nicoll.

"It's a tremendous privilege to be given the chance to lead Island. I look forward to continuing Island's outstanding tradition of providing its subscribers with superior products and services," said Will Sterling.

Will Sterling joined Island in 1997, and has served as CTO since the company's founding.


About Instinet:
---------------

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.


About Island:
-------------

Island ECN is a technology leader in electronic marketplaces, handling approximately one out of every five trades in Nasdaq securities.1

1) As of August 2002. Source: Market share for Island calculated from internal data. Island reports a majority of its trades in Nasdaq securities to the Cincinnati Stock Exchange. Nasdaq's Economic Research Department excludes such trades from their calculations of market share. Island calculates its market share by adding total trades reported to Nasdaq with total trades reported to the CSE.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C)2002 Instinet Corporation and its affiliated companies. All rights reserved. Member NASD/SIPC. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world. Instinet Corporation is a subsidiary of Instinet Group Incorporated. The Island ECN, Inc., member NASD/CSE/SIPC, is a subsidiary of Instinet Group Incorporated.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended June 30, 2002 as Exhibit 99.1, and other documents filed with the SEC and available on the Company's website. Certain information regarding Nasdaq trading volumes is also included in the Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.